EXHIBIT 5

                      GENERAL MOTORS ACCEPTANCE CORPORATION
                            3031 WEST GRAND BOULEVARD
                             DETROIT, MICHIGAN 48202


                                              August 2, 1999



GENERAL MOTORS ACCEPTANCE CORPORATION
3044 WEST GRAND BOULEVARD
DETROIT, MICHIGAN 48202

Dear Sirs:

         As Assistant General Counsel of General Motors Acceptance Corporation (the "Company") in connection with the proposed issue and sale of SmartNotes(tm) Due Nine Months to Thirty Years from Date of Issue (the "Notes") pursuant to a Registration Statement filed this date, I advise that in my opinion you have full power and authority under the laws of Delaware, the State of your incorporation, and under your Certificate of Incorporation, as amended, to borrow the money and to contract the indebtedness to be evidenced by the said Notes.

         It is my further opinion that the Indenture, dated as of September 24, 1996, with The Chase Manhattan Bank, Trustee, as amended by a First Supplemental Indenture dated as of January 1, 1998, has been duly authorized, executed and delivered and that the Notes, when duly executed and authenticated as provided in the Indenture, issued and paid for, will be valid and legally binding obligations of the Company in accordance with and subject to the terms thereof and of the Indenture.

         I hereby consent to the use of the foregoing opinion as Exhibit 5 of your Registration Statement filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the above mentioned Notes and to the use of my name in such Registration Statement and in the related Prospectus under the heading "Legal Opinions".



                                               Very truly yours,

                                               s/ Martin I. Darvick
                                               -------------------------
                                               Martin I.  Darvick
                                               Assistant General Counsel